UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2017

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2017, Dr. Daniel Ping Yu was appointed to the Board of Directors (the “Board”) of STR Holdings, Inc. (the “Company”). Dr. Yu was selected as a member of the Board pursuant to the terms of the Stock Purchase Agreement, dated as of August 11, 2014 (the “Purchase Agreement”), by and between the Company and Zhen Fa New Energy (U.S.) Co., Ltd. (the “Purchaser”), a Nevada corporation and an affiliate of Zhenfa Energy Group Co., Ltd., a Chinese limited liability company. Pursuant to the Purchase Agreement, Dr. Yu was nominated by the Purchaser to fill a vacancy on the Board. The Company also expects that the Board will appoint Dr. Yu as a member of its Audit Committee.

Dr. Yu, 53, currently serves as Chief Executive Officer of UDA Education Consulting Group, based in New York and Shanghai, and as Business Representative and Advisor to China Capital Investment Group. Dr. Yu specializes in Sino-US business, education and NGO cooperation, and was previously China Country Director for the American Bar Association Rule of Law Initiative and a Senior Fellow at New York University School of Law. Dr. Yu graduated from East China University of Political Science and Law in 1984 (B.A., Law) and Fudan University (Ph.D) in 1987, and received his Juris Doctorate at the University of Washington (Seattle) School of Law. Dr. Yu has taught at Fudan University, Chicago University, and New York University, and has also been a director for a number of private companies during his career.

It is anticipated that Dr. Yu’s extensive experience in American and Chinese partner relationships, as well his legal background, will bring valuable perspectives to the Board.

Dr. Yu is an independent director (in accordance with the rules of the New York Stock Exchange). Dr. Yu does not have a family relationship with any other director or executive officer. There are no arrangements or understandings, other than the Purchase Agreement, pursuant to which Dr. Yu was selected as a director. There have been no transactions nor are there any proposed transactions between the Company and Dr. Yu, including transactions in which Dr. Yu has or would have a direct or indirect material interest, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: May 8, 2017	By:	/s/ ROBERT S. YORGENSEN
Robert S. Yorgensen
President and Chief Executive Officer